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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 31, 2000
               (Date of Report - date of earliest event reported)

                             CALENDAR CAPITAL , INC.
                    (Exact name as specified in its charter)


         Minnesota                 000-12612                    41-1442918
 (State or other Jurisdiction     (Commission                  (IRS Employer
of Incorporation)                 File Number)                 Identification
                                                                 No.)


                    Riverplace, 65 Main Street SE, Suite 136
                              Minneapolis, MN 55414
               (Address of Principal Executive Office) (Zip code)


        Registrant's telephone number, including area code (612) 676-1436
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Items 1-5 and 7 and 8 are not applicable and are therefore omitted.

Item 6. Resignation of Wayne Atkins as a Director and Officer of Registrant and Registrant's Affiliates, Resignation of Robert Engel as a Director of Registrant's Affiliate Chefinabox, Inc., and appointment of new Directors and Officers.

         Effective July 31, 2000, Wayne Atkins resigned as an officer and director of the Registrant as well as an officer and director of the Company's affiliates, Entrenaut, Inc., OfficeCause.com, Inc., Chefinabox, Inc., and IStoleIt.com, Inc. (the Registrant and its affiliates to be sometimes hereinafter referred to as the "Companies"); effective on July 31, 2000, Robert Engel resigned as a director of Chefinabox, Inc.

         The Registrant is assembling a list of possible nominees to fill the vacancies created on the Board of Directors of the Registrant and its affiliates; however, no commitments have been received from anyone to date. The Registrant expects to announce new candidates shortly.

         By written actions of the Board of Directors of the Registrant and its affiliates, the following persons were elected to serve as officers of the Companies in the positions named below:

         Calendar Capital, Inc.
         ----------------------
                      President, Chief Financial
                      Officer/Treasurer, and
                      Secretary                   -    Paul D. Crawford

         Entrenaut, Inc.
         ---------------
                      President, Chief Financial
                      Officer/Treasurer, and
                      Secretary                   -    Paul D. Crawford

         OfficeCause.com, Inc.
         ---------------------
                      CEO and President           -    Robin Smith
                      Chief Financial Officer
                      and Secretary               -    Paul D. Crawford

         Chefinabox, Inc.
         ----------------
                      President, Chief Financial
                      Officer/Treasurer, and
                      Secretary                   -    Paul D. Crawford

         IStoleIt.com, Inc.
         ------------------
                      President, Chief Financial
                      Officer/Treasurer, and
                      Secretary                   -    Paul D. Crawford
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                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated: August 10, 2000

                                    CALENDAR CAPITAL, INC.


                                    By: /s/ Paul D. Crawford
                                        Paul D. Crawford
                                        Chief Executive Officer